 Exhibit 99.1

MOXIAN Announces Effectiveness of One-for-Five Reverse Stock Split

Shenzhen, April 22, 2019 (GLOBE NEWSWIRE) -- Moxian, Inc. (“Moxian” or the “Company”) (NASDAQ: MOXC), an O2O integrated platform operator and an exclusive operator of the Games Channel in the Xinhua News App, announced today that, its previously announced 1-for-5 reverse stock split, which the Company previously disclosed was approved by the Board of Directors on April 3, 2019, is effective before the market opens today, and will be reflected in the marketplace as of the open of trading.

The 1-for-5 reverse stock split, under applicable Nevada law (Nevada Revised Statutes (NRS) Section 78.207), proportionally adjusted both the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. As a result, the Company did not increase its authorized but unissued shares of common stock as a result of the reverse split (i.e., the Company is not able to issue any greater (proportional) number of shares of common stock after the split than before the split). The effect of the reverse split was only to divide our issued and outstanding common stock by 5 and to simultaneously divide our authorized common stock by 5, the result of which (other than minimal changes due to rounding), is a purely mechanical change (in a ratio of 1-for-5) to our stock price (which will be adjusted upward by a factor of 5 at the open of trading), and issued and outstanding shares of common stock.

No fractional shares will be issued as a result of the reverse split, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 5 and multiplying the exercise or conversion price thereof by 5, as a result of the reverse stock split.

Island Stock Transfer, Moxian’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact Island Stock Transfer for further information at (727) 289-0010.

As discussed previously, the Board of Directors approved the reverse split unilaterally, and without shareholder approval, pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the NASDAQ continued listing standards relating to the minimum bid price and to reduce the risk of the Company being automatically delisted from the NASDAQ Capital Market due to the closing bid price of its common stock falling below the NASDAQ’s minimum bid price threshold.

More information regarding the 1-for-5 reverse stock split will be included in a Current Report on Form 8-K which the Company will file with the Securities and Exchange Commission on April 22, 2019.

About Moxian, Inc.

Founded in 2013, Moxian is located in Shenzhen, China, with branches in Beijing, Malaysia and Hong Kong, it is an O2O integrated platform operator, and a service provider of social media and Internet media marketing. The company’s “Moxian” mobile app platform connects users to merchant clients through their favorite games, rewards and social events, in return, to providing users with valuable information that merchant clients can use for effectively promoting products and services offered by their physical stores.

Safe Harbor Statement

This announcement contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements are based on the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be governed by terms such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” Believe, “estimate”, “potential”, “continue”, “in progress”, “goal”, “guidance expectations” and similar statements are identified. The company may also include in its periodic reports to the US Securities and Exchange Commission (“SEC”), annual reports to shareholders, press releases and other written materials, as well as oral statements from third parties to the company’s management, directors or employees. Oral forward-looking statements. Any statements that are not historical facts, including statements about the company’s philosophy and expectations, are forward-looking statements that involve factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These factors and risks include, but are not limited to, the following: company’s goals and strategies; future business development; financial status and operating results; expected growth of China’s credit industry, especially the expected growth of China’s online lending platform; market-oriented and credit products and The demand and acceptance of services; and the ability of credit to attract and retain borrowers and lenders in the market; the relationship between the company and strategic partners; industry competition; and policies and regulations related to the company’s structure, business and industry. More detailed information about these and other risks and uncertainties is included in the company’s filings with the Securities and Exchange Commission. All information provided in the company’s introduction is the latest information as of the date of publication of the company. Except as provided by applicable law, the company is not obligated to update such information.

Contacts:

Investor Relations
Phone: +86 (010) 5332 0602
ir@moxian.com

Source: Moxian, Inc.